Exhibit 99.1

Simplicity Esports and Gaming Company to Acquire 44 New Gaming Centers - Enters into Definitive Agreement to Acquire PLAYlive Nation, Inc.

Boca Raton, Florida, July 29, 2019 (GLOBE NEWSWIRE) — Simplicity Esports and Gaming Company (WINR) (“Simplicity Esports”) announced today that it has entered into a definitive agreement to acquire PLAYlive Nation, Inc. (“PLAYlive”) in an all stock transaction. Founded in 2009 PLAYlive has a network of 44 franchised Gaming Centers across 11 states, serving over 150,000 unique gamers annually. The PLAYlive Centers offer customers a specialized entertainment gaming experience within a social setting. Customers are provided the opportunity to play and compete across an array of gaming titles on both consoles and high performance gaming PCs. Additionally, PLAYlive Gaming Centers serve as community gathering spaces for enthusiasts to play both board and card games such as Magic: The Gathering, Yu-Gi-Oh, and Pokémon.

Jed Kaplan, CEO of Simplicity Esports, stated, “I am proud to announce the acquisition of PLAYlive which further demonstrates management’s commitment to reach our aforementioned goal to operate 50 Esports Gaming Centers. PLAYlive combined with existing Simplicity Esports Gaming Centers, represents the largest brick and mortar footprint of Esports Gaming Centers, affiliated with an esports organization in North America. We intend to leverage our vast footprint to further implement our brick and click approach connecting esports fans, players, gamers and influencers on a large scale, thereby representing attractive opportunities for corporate partnerships. Simplicity Esports will host competitive tournaments, grass roots community leagues, and special events connecting both professional and casual gamers with our brand.”

CEO of PLAYlive, Duncan Wood noted, “Joining forces with the first pure play publicly traded esports organization in North America is extremely exciting. The combination of our companies will create an industry leader and define the future of Esports Gaming Centers. My confidence in Simplicity Esports’ management’s ability to increase shareholder value, is reflected in my receiving restricted shares of common stock as consideration for the transaction.”

The closing of the acquisition is anticipated to occur within the next 10 days, and remains subject to customary closing conditions.

About Simplicity Esports and Gaming Company:

Simplicity Esports and Gaming Company (WINR) is an established brand in the esports industry with an engaged fan base competing in popular games across different genres, including PUBG, Gears of War, Smite, and multiple EA Sports titles. Additionally, the Simplicity Esports stream team encompasses a unique group of casters, influencers, and personalities, all of whom connect to Simplicity Esports’ dedicated fan base. Simplicity Esports also operates Esports Gaming Centers that provide the public an opportunity to experience and enjoy gaming and esports in a social setting, regardless of skill or experience.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including statements regarding the closing of the PLAYlive acquisition and anticipated benefits of the acquisition. Forward-looking statements are subject to numerous conditions, many of which are beyond Simplicity Esports’ control, including those set forth in the Risk Factors section of Simplicity Esports’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2018 and definitive proxy statement filed with the SEC on September 19, 2018, as amended or updated from time to time, including in Simplicity Esports’ Quarterly Report on Form 10-Q for the quarter ended February 28, 2019, as filed with the SEC on April 15, 2019. Copies are available on the SEC’s website at www.sec.gov. Simplicity Esports undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT:

Simplicity Esports and Gaming Company

Roman Franklin

Roman@SimplicityEsports.com

561-819-8586